ICAN
If ICAN, You Can

Nicolas Morgan, President
Investor Choice Advocates Network
453 S. Spring Street, Suite 400
Los Angeles, CA 90013
www.icanlaw.org

April 7, 2026

BY ELECTRONIC TRANSMISSION
Tradingandmarkets@sec.gov
Corporationfinance@sec.gov

Division of Trading and Markets
Division of Corporation Finance
U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: No-Action Request regarding Rule 17Ad-20 in connection with the Proposed Investor-Consent Share Loan Program

Dear Division of Trading and Markets and Division of Corporation Finance:

In connection with the proposed investor consent share loan program described below and in related program materials submitted for the Staff's review, CISO Global, Inc., a Delaware corporation (the "Company" or "CISO"), respectfully requests confirmation that the Staff would not recommend enforcement action by the U.S. Securities and Exchange Commission (the "Commission") against CISO solely by reason of the Company's adoption and implementation of the Investor Consent Share-Loan Program (the "Program"), as described herein, under Rule 17Ad-20 promulgated under the Securities Exchange Act of 1934.

I. Background

CISO is a Nasdaq-listed cybersecurity company that has observed persistent and unusual trading and settlement-related patterns in its common stock (Nasdaq:

CISO). Based on publicly available market data and third-party records, the Company believes these patterns warrant a consent-based framework designed to improve investor visibility and control over securities lending involving CISO shares. The Company does not, in this letter, allege that any particular intermediary or market participant has engaged in unlawful conduct.

Between late 2023 and early 2026, the Company identified several indicators relevant to its evaluation of the proposed Investor Consent Share-Loan Program:

- **Elevated Short Volume**: In late 2023, an analysis of 32 trading days revealed that the average daily short volume was 49.27%, peaking at 70.95%. More recently, during a 36-trading day window from December 2025 to January 2026, short volume totaled approximately 7.46 million shares out of 20.55 million total shares traded-a weighted average of 36.31%, with several days exceeding 50% and peaking at 64.01%.
- **Persistent Fails-to-Deliver Data**: Publicly reported FTD quantities for CISO appeared across multiple settlement dates from October 2025 through December 2025. Following the U.S. transition to a T+1 settlement cycle in May 2024, the Company views repeated fails as relevant to assessing potential settlement friction.
- **Fractional Share Report Discrepancies**: The Company identified entries on certain NOBO reports reflecting fractional positions, notwithstanding that the Company's Bylaws do not authorize fractional shares. The Company viewed these entries as requiring further reconciliation. Specifically:
    - A number of these entries reflected a common address (15 Exchange Place, Jersey City, NJ 07302), an address associated with certain broker-dealer and nominee entities.
    - The Company's follow-up review indicated that the individuals listed in those entries had not been issued shares through the Company's official registry.
- **Market Impact Considerations**: The Company observed that these trading and settlement-related patterns coincided with periods in which

the market price of its common stock did not appear to reflect positive corporate developments, including the announcement of a software valuation in August 2023. The Company includes this information as background context only and not as an assertion that any particular trading activity caused the Company's market price or listing-compliance issues.

The proposed Investor Consent Share-Loan Program (the “Program”) is designed to address these investor-protection and transparency concerns by ensuring that any lending of CISO shares occurs only with the explicit, informed consent of the beneficial owner. The Program is intended to supplement, and not displace, existing broker-dealer obligations by adding an issuer-level consent and disclosure framework intended to enhance investor choice, visibility, and accountability in connection with securities lending involving CISO shares.

The Company has separately provided information to the Commission's Division of Enforcement regarding trading activity and market structure dynamics affecting the Company's common stock, identified to Ansu N. Banerjee (banerjeea@sec.gov) of the Division of Enforcement. The factual materials underlying that separate submission are referenced here solely as background context for the market conditions giving rise to the Program. To the extent useful, the Staff of the Division of Corporation Finance may consult with the Division of Enforcement regarding that submission.

II. Design of the Investor Consent for Share-Loan Program

The Company has designed the Investor Consent Share-Loan Program as a voluntary, consent-first framework intended to provide beneficial owners with meaningful visibility and choice regarding whether their shares may be made available for securities lending through their existing intermediaries. The key design elements of the Program are as follows.

It bears emphasis at the outset that the Company is not seeking to operate, administer, or intermediate any securities lending program, and will not itself borrow or lend securities or receive transaction-based compensation in connection with any securities lending activity conducted pursuant to the Program. The Company's role is limited to: (i) adopting and disclosing a corporate policy that encourages affirmative beneficial-owner consent before shares are made available for lending; (ii) soliciting and maintaining a record of written Securities Lending Authorizations (“SLAs”) from those beneficial owners who affirmatively elect to participate; and (iii) communicating the opt-in framework to shareholders and intermediaries for their consideration. Any actual securities lending would occur, if at all, solely through the existing contractual and regulatory relationships between shareholders and their respective broker-dealers, subject to applicable law, including Rule 15c3-3 under the Exchange Act. If any intermediary determines that it cannot operationalize or rely upon a stockholder's SLA consistently with its legal or contractual obligations, the Program would not require that intermediary to do so.

A. Opt-In Requirement.

Under the Program, a beneficial owner's shares would not be treated as authorized for lending through the Program unless the beneficial owner has affirmatively opted in. Opt-in elections will be offered to all eligible beneficial owners on an equal, non-discriminatory basis and will be provided at no cost to the beneficial owner. The opt-in disclosure will clearly describe: (i) the purposes of the lending program, including making shares available for lawful securities lending transactions that may facilitate short sales; and (ii) the material risks of participation, including counterparty, collateral, recall, and settlement-related risks, as well as the possibility that participation could affect voting, liquidity, or market activity involving the shares.

B. Scope of Consent and Customization.

Beneficial owners will be offered at least two consent options, to the extent operationally feasible through the relevant intermediary: (i) general consent to lend shares for any eligible transaction under the Program's terms; or (ii) limited consent to lend shares only for specified categories of transactions (e.g., bona fide hedging or market-making activity), and not for unrestricted short selling. Beneficial owners may withdraw consent at any time without penalty. Withdrawal applies prospectively, subject to disclosed settlement, recall, and termination mechanics.

C. Visibility and Reporting.

The Company (or its designated program administrator) will disclose at least annually, to the extent known or reasonably available: (i) the aggregate number of shares loaned; (ii) the percentage of outstanding shares subject to lending; (iii) aggregate beneficial-owner participation rates; and (iv) high-level categories of lending counterparties. Each participating beneficial owner will receive at least annual confirmation of participation status, the right to withdraw consent, and any material changes to program terms.

D. Settlement Integrity Safeguards.

To the extent securities are loaned pursuant to the Program, the Company expects participating intermediaries or lending agents to apply their existing legal, regulatory, and contractual controls regarding locate, availability, collateral, and settlement. The Program is intended to support lending only in circumstances where applicable requirements governing borrow, delivery, and collateralization are satisfied. The Company may suspend or limit solicitations under the Program during material corporate events (e.g., mergers or recapitalizations) or where the Company believes additional caution is warranted.

E. Fairness and Equal Treatment.

Participation in the Program will be voluntary and available to all beneficial owners on equal terms, regardless of investor type or size of holding. Participation may not be conditioned on the purchase of other services or bundled products. The Company intends to administer the Program in a manner consistent with applicable securities laws, corporate law, and the equal-treatment principles described in this letter.

F. Non-Interference with Intermediary Legal Obligations.

Nothing in the Program is intended to require any broker-dealer, bank, custodian, clearing agency, depository, or other financial intermediary to act inconsistently with applicable federal or state law, Commission rules, or SRO rules, or to modify, override, or amend any existing customer agreement not within the Company's control. Nothing in the Program purports to alter the operation of The Depository Trust Company (“DTC”), the National Securities Clearing Corporation (“NSCC”), or any other depository or clearing system, nor to alter street-name registration conventions (including the Cede & Co. nominee system), clearance and settlement mechanics, netting, or settlement finality. The Program is intended to operate solely at the level of stockholder election and stockholder communication to intermediaries, consistent with applicable law, and not as a restriction on transfer to or from any securities intermediary.

III. Public Disclosure of the Opt-in Lending Program

A key feature of the Program is transparent disclosure to stockholders and, where appropriate, to intermediaries' compliance personnel. The Company intends to communicate the Program through public communications and direct communications with stockholders and their broker-dealers. Communications soliciting SLAs from stockholders will be conducted in a manner consistent with applicable law and will clearly disclose the nature of the authorization being sought,

the rights affected, the risks of participation, and the stockholder's right to revoke consent at any time. The Company will not use misleading or deceptive communications in connection with any solicitation of SLAs.

Beyond the initial adoption, the Company will make ongoing public disclosures regarding the Program consistent with Section II.C above. The Company will disclose the existence of the Program, its material terms, and its annual reporting in its Annual Report on Form 10-K and, to the extent required or deemed material under applicable law, in Current Reports on Form 8-K.

IV. State Law

The Company is incorporated under the laws of the State of Delaware. The Program does not purport to affect or limit any rights that broker-dealers or other intermediaries hold as a matter of federal law or contract; rather, it functions as an issuer-level disclosure and consent framework through which stockholders may communicate their lending preferences.

V. Compliance with Rule 17Ad-20

The Company respectfully submits that stockholder participation in the Program does not constitute a restriction or prohibition on transfer to or from a securities intermediary such that CISO's transfer agent would be in violation of Rule 17Ad-20. An SLA is a stockholder's revocable consent or instruction concerning securities lending, not a restriction on the ability of the transfer agent to register transfers, or on the ability of DTC or other intermediaries to hold or transfer securities in their capacities as securities intermediaries.

Rule 17Ad-20 was adopted to promote an efficient national system for clearance and settlement of securities transactions by preventing transfer agents from effecting transfers of public-company securities that are subject to issuer-imposed restrictions or prohibitions on transfer to or from securities intermediaries in their capacities as such. In adopting the rule, the Commission addressed practices sometimes described as “custody-only trading,” under which issuers

sought to prevent transfer agents from registering shares in the name of DTC or otherwise sought to block use of the national clearance and settlement system. The Program imposes no such restriction. It does not direct the transfer agent to refuse transfers, does not preclude intermediaries from holding securities in street name, and does not purport to alter the process by which trades are cleared and settled through DTC, NSCC, or any other intermediary.

This position is also consistent with existing regulatory guidance recognizing that broker-dealer securities lending programs for fully paid and excess margin securities require affirmative customer consent and robust disclosure under Rule 15c3-3 of the Exchange Act. See SEC Staff Letter to FINRA Re: Broker-Dealers Borrowing Fully Paid and Excess Margin Securities from Customers (Oct. 22, 2020). The consent mechanism contemplated by the SLA is consistent in principle with that customer-consent framework because it seeks to ensure that beneficial-owner authorization is obtained before shares are treated as available for lending through the Program. The Program does not seek to alter or substitute for the obligations imposed directly on broker-dealers under Rule 15c3-3.

The Program is also consistent with more recent staff willingness to provide no-action assurance for novel market structure arrangements where the proposal is expressly bounded so as not to disturb existing clearance and settlement infrastructure. See Division of Trading and Markets No-Action Letter to The Depository Trust Company re: Development of the DTCC Tokenization Services (Dec. 11, 2025). Although that letter addressed a different regulatory context, it similarly emphasized that the relevant arrangement would not displace DTC's core settlement mechanics or nominee structure. The Program likewise is designed to operate only at the stockholder-election level and not to interfere with DTC, NSCC, or other clearance and settlement systems.

VI. **Conclusion**

Based on the foregoing, the Company respectfully requests that the Staff confirm that, based on the facts and representations set forth herein, it would not

recommend enforcement action to the Commission against CISO, its directors, officers, or employees under Rule 17Ad-20 solely by reason of the Company's adoption and implementation of the Program, the solicitation and maintenance of SLAs, and related disclosures and communications regarding the Program as described herein.

The Company understands and represents that: (i) the facts and representations contained herein are accurate and complete in all material respects; (ii) the Staff’s position, if granted, will be based exclusively on the facts and representations described in this letter; (iii) any material change in the facts or representations described herein would require a new no-action request; and (iv) the Staff’s response, if granted, would be subject to the usual limitations applicable to staff no-action positions and would not constitute a legal opinion or binding determination by the Commission.

Should you have any questions regarding this request or require additional information, please do not hesitate to contact us. We appreciate your attention to this matter.

Thank you.



Investor Choice Advocates Network
President and Founder
nicolas.morgan@icanlaw.org



Investor Choice Advocates Network
Senior Legal Director & Policy Counsel
mark.hiraide@icanlaw.org